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Exhibit 5.1

Transocean Partners LLC
Deepwater House
Kingswells Causeway
Prime Four Business Park
Aberdeen, AB15 8PU
Scotland
United Kingdom

Our reference: 29455.50003/80370381v2

August 6, 2015

Registration Statement on Form S-3: Exhibit 5.1 Opinion

Ladies and Gentlemen:

        We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands ("Marshall Islands Law") for Transocean Partners LLC, a Marshall Islands limited liability company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules"), of a registration statement on Form S-3 (the "Registration Statement") for the registration of the issuance from time to time of (i) common units to be issued by the Company (the "Common Units") each representing limited liability company interests in the Company, (ii) other classes of units to be issued by the Company (the "General Units") each representing limited liability company interests in the Company, (iii) debt securities to be issued by the Company (the "Debt Securities") pursuant to a form of indenture in substantially the form filed as Exhibit 4.4 to the Registration Statement (the "Indenture"), including Debt Securities convertible into or exchangeable for Common Units or General Units and (iv) guarantees by subsidiaries of the Company of payments of the principal of, and interest and premium, if any, on, one or more series of Debt Securities (the "Guarantees" and collectively with the Common Units, the General Units and the Debt Securities, the "Securities"). The Securities will be issued from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

        In rendering this opinion, we have examined originals or photocopies of all such documents, including (i) the Registration Statement and the Prospectus, (ii) the Indenture, (iii) the certificate of formation of the Company dated February 6, 2014 and the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of July 29, 2014 (the "Organizational Documents"), (iv) resolutions adopted by the Board of Directors of the Company and (v) such other papers, documents and certificates of public officials and certificates of representatives of the Company as we have deemed necessary. In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power, authority and legal right of all parties (other than the Company) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), and all parties to the Indenture (other than the Company), to enter into and perform their respective obligations thereunder, and the due authorization, execution and delivery of the Indenture by all parties thereto. We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands Law. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

        We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act, (ii) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby, (iii) the Securities shall be issued and sold in compliance with applicable U.S. federal, state and foreign laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the applicable registrants and the other parties thereto, (v) any Securities offered by the Company, including any Securities of the Company issuable upon conversion, exchange or exercise of any other Security being offered, will have been duly authorized and the definitive terms thereof, other than Common Units, will have been duly created and established (including, if necessary, by amending the Organizational Documents or by adopting and fixing an appropriate certificate of designations or similar instrument), and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, all in accordance with resolutions of the Board of Directors of the Company, the Organizational Documents and applicable law and described in a Prospectus Supplement, and (vi) the Securities offered by the Company will be issued and delivered against receipt of the consideration approved by the Board of Directors of the Company and the certificates, if any, evidencing the same will be duly executed and delivered.

        With respect to the issuance and sale of any Debt Securities or Guarantees of the Company, we have further assumed that (i) the Indenture will have been duly executed and delivered by the Company and the trustee named therein (the "Trustee") substantially in the form examined by us and any applicable supplemental indenture will have been duly executed and delivered by the Company and the Trustee in accordance with the terms and conditions of the Indenture regarding the creation, execution and delivery of any supplemental indenture to the Indenture and (ii) such Debt Securities or Guarantees, when issued, will be executed, authenticated (as applicable), issued and delivered as provided in the Indenture with respect thereto.

        This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

        Based on the foregoing and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

  1.
  The Company is validly existing under Marshall Islands Law.

  2.
  The Company has the limited liability company power to enter into the Indenture.

  3.
  When the terms of the issuance and sale thereof have been duly authorized and approved by the Company, and when issued and delivered against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Common Units will be validly issued, fully paid and non-assessable.

  4.
  When the terms of the issuance and sale thereof have been duly authorized and approved by the Company, and when issued and delivered against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the General Units will be validly issued, fully paid and non-assessable.

  5.
  Upon the due execution and delivery of the Indenture by the parties thereto substantially in the form examined by us, when (a) the specific terms of a particular Debt Security have been duly authorized by the Company and established in accordance with the Indenture, and (b) such Debt Security has been duly executed, authenticated, issued for value and delivered in accordance with the Indenture, and if the Debt Securities are convertible into Common Units or General Units, then such resulting Common Units or General Units will be (subject to compliance with the requirements set forth in Paragraphs 3 and 4 above) validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or related Rules.

Very truly yours,

Watson Farley & Williams LLP

/s/ WATSON FARLEY & WILLIAMS LLP

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  Exhibit 5.1